UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20431 North Sea Circle

Lake Forest, CA 92630

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.0001 per share	AUSI	OTC Pink Open Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Departure of Mr. Gary Campbell

On June 5, 2024, Gary Campbell resigned his role as Chief Financial Officer of Aura Systems Inc. (the “Company”), effective immediately. Mr. Campbell’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. The Company has initiated an executive search to identify a Chief Financial Officer with the financial sophistication necessary to help drive and execute on the Company’s long-term strategic growth plan.

(c) Appointment of Ms. Flavia Di Nino as Interim Chief Financial Officer

In connection with Mr. Campbell’s resignation, the Company’s Board appointed Flavia Di Nino as the Company’s interim Chief Financial Officer, effective June 11, 2024, until a permanent replacement is identified. Ms. Di Nino is 56 years old and has 25 years of experience with top Fortune 500 companies in Accounting and Reporting, Finance, supporting Sales and Marketing, FP&A; US and foreign GAAP, IFRS; Strategic Planning, Audit, SOX, Fraud, Treasury, Forex, Supply Chain; ERP implementation: SAP, Oracle, Hyperion; HFM; PeopleSoft; NetSuite. Significant experience in LATAM, EMEA, Asia Pac, Australia/NZ and North America. There are no arrangements or understandings between Fabia Di Nino and any other persons pursuant to which she was selected as interim Chief Financial Officer. There are no family relationships between Ms. Nino and any director or executive officer of the Company, and there are no related transactions between the Company and Fabia Di Nino that would require disclosure under Item 404(a) of Regulations S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2024	By:	/s/ Cipora Lavut
Cipora Lavut
President

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